UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

June 26, 2008

__________

Lightstone Value Plus Real Estate Investment Trust, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Maryland
(STATE OR OTHER JURISDICTION OF INCORPORATION)

333-117367 (COMMISSION FILE NUMBER)	20-1237795 (I.R.S. EMPLOYER IDENTIFICATION NO.)

326 Third Street
Lakewood, New Jersey 08701
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(732) 367-0129
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 26, 2008, Lightstone Value Plus Real Estate Investment Trust, Inc. (the “Company”), through Lightstone Value Plus REIT LP, its operating partnership (the “Operating Partnership”), entered into agreements with certain affliates of Arbor Realty Trust, Inc. to acquire a 25% membership interest in Prime Outlets Acquisition Company and an aggregate 22.54% membership interest in Mill Run LLC for an aggregate acquisition price of $458 million, including assumed debt but excluding acquisition fees and expenses. Prime Outlets Acquisition Company owns 18 factory outlet shopping centers located in 15 different states across the United States and Mill Run LLC owns two factory outlet shopping centers located in Orlando, Florida. The aggregate amount of indebtedness on these properties was approximately $1.5 billion as of December 31, 2007 with an average interest rate of 5.54%. Each of the loans securing the properties owned by POAC has a maturity date in 2016 with interest rates that range between 5.51% and 6.01%. Of the approximately $1.2 billion of outstanding indebtedness on these properties, $1.1 billion provides for amortization payments. The two properties owned by Mill Run are secured by a construction loan in the amount of approximately $290 million that matures in November 2009 with a floating interest rate equal to 210 basis points plus LIBOR.

The Mill Run Interest

The Company, through the Operating Partnership, entered into (i) a Contribution and Conveyance Agreement dated as of June 26, 2008 between the Operating Partnership and Arbor Mill Run JRM LLC, a Delaware limited liability company (“Arbor JRM”), and (ii) a Contribution and Conveyance Agreement dated as of June 26, 2008 between the Operating Partnership and Arbor National CJ, LLC, a New York limited liability company (“Arbor CJ”), pursuant to which Arbor JRM has contributed to the Operating Partnership a 22.08% membership interest (the “JRM Mill Run Interest”) in Mill Run L.L.C, a Delaware limited liability company (“Mill Run”), and Arbor CJ has contributed to the Operating Partnership a 0.46% membership interest in Mill Run (the “CJ Mill Run Interest”; and together with the JRM Mill Run Interest, the “Mill Run Interest”). The Mill Run Interest is a non-managing interest, with consent rights with respect to certain major decisions. BRM LLC, an affiliate of The Lightstone Group, the Company’s sponsor, is the managing member and majority owner of Mill Run. The acquisition price for Mill Run Interest was approximately $85 million, $19.6 million of which was in the form of equity and $65.38 million in the form of assumed indebtedness.

Mill Run is the beneficial owner of the Prime Outlets Orlando I and Prime Outlets Orlando II retail shopping malls located in Orlando, Florida (the “Mill Run Properties”). Mill Run acquired the Mill Run Properties in 2005, and subsequently renovated and expanded both shopping malls. The two assets, referred to as the Orlando Outlet World and the Orlando Design Center, represent 694,188 and 204,730 total gross leasable area, respectively. The assets were 93.2% and 64.1% occupied, respectively as of May 31, 2008. An additional 78,000 square feet will be available for lease later this year. The expanded and redeveloped Orlando Outlet World opened in two phases, and hosted its grand opening in May 2008. Orlando Outlet World currently has 144 tenants as of May 31, 2008, including tenants such as Neiman Marcus Last Call, Saks Fifth Avenue OFF 5TH, Polo Ralph Lauren Factory Store, Kate Spade, and Hugo Boss. Orlando Design Center currently has 30 tenants as of May 31, 2008, which include Guess, G.H. Bass & Company, Calvin Klein, and Texas de Brazil.

In exchange for the Mill Run Interest, on June 26, 2008, the Operating Partnership (i) issued to Arbor JRM (a) 96,000 units of common limited partnership interest in the Operating Partnership (“Common Units”), valued on June 26, 2008 at $960,000, and (b) 18,240 Series A preferred limited partnership units in the Operating Partnership (the “Series A Preferred Units”) with an aggregate liquidation preference of $18,240,000 and (ii) issued to Arbor CJ (a) 2,000 Common Units, valued on June 26, 2008 at $20,000, and (b) 380 Series A Preferred Units with an aggregate liquidation preference of $380,000.

The total aggregate value of the Common Units and Series A Preferred Units issued by the Operating Partnership in exchange for the Mill Run Interest was $19,600,000. The amount of consideration in exchange for the Mill Run Interest was negotiated based on an enterprise value of Mill Run of $377 million, net of existing indebtedness of $290 million.  The enterprise valuation was arrived at based on cap rates for each of the assets, net of debt and reflecting the acquisition of a minority interest of Mill Run.

The POAC Interest

On June 26, 2008, the Operating Partnership and the Company entered into a Contribution and Conveyance Agreement (the “AR Prime Contribution Agreement”) with AR Prime Holdings LLC, a Delaware limited liability company (“AR Prime”), pursuant to which, upon the closing of the AR Prime Contribution Agreement, AR Prime will contribute to the Operating Partnership AR Prime’s 25% membership interest (the “POAC Interest”) in Prime Outlets Acquisition Company LLC, a Delaware limited liability company (“POAC”). In addition to customary closing conditions, the closing of the acquisition of the POAC Interest is subject to obtaining audited financial statements of POAC for the last three fiscal years, but in no event later than June 26, 2009. The acquisition price for the POAC Interests is approximately $373 million, $55 million is in the form of equity and $318 million in the form of assumed indebtedness.

POAC is a fully integrated real estate operating company specializing in the development, redevelopment, acquisition, leasing and management of factory outlet shopping centers. Founded in 1988, POAC is the third largest owner of factory outlet centers in the United States as measured by gross leasable area. POAC manages and leases its properties with in-house personnel, thereby reducing reliance on third-party providers and enabling POAC to monitor and control expenses. POAC’s 18 outlet centers (the “POAC Properties”), built between 1986 and 1998, have an aggregate 6,389,526 square feet of gross leasable area and average occupancy of 93.8% as of May 31, 2008. A brief description of the POAC Properties follows:

San Marcos, Texas

Built in 1990 and renovated in 2005, the Prime Outlets located in San Marcos, Texas (“Prime Outlets San Marcos”) consists of 671,272 square feet of gross leasable area as of May 31, 2008. Prime Outlets San Marcos is currently 95.9% occupied. The anchor tenants for Prime Outlets San Marcos include Pottery Barn, Neiman Marcus, VF Outlet, Crate & Barrel, Gap and Saks Off 5th Ave.

Grove City, Pennsylvania

Built in 1994, the Prime Outlets located in Grove City, Pennsylvania (“Prime Outlets Grove City”) consist of 532,056 square feet of gross leasable area as of May 31, 2008. Prime Outlets Grove City is currently 96.4% occupied. With over 140 brand named outlets, the anchor tenants for Prime Outlets Grove City are Old Navy, Nike, Banana Republic, Brooks Brothers, VF Outlet and Gap.

Williamsburg, Virginia

Built in 1998 and expanded in 2005, the Prime Outlets located in Williamsburg, Virginia (“Prime Outlets Williamsburg”) consist of 343,924 square feet of gross leasable area as of May 31, 2008. Prime Outlets Williamsburg is currently 97.1% occupied, its anchor tenants include Nike, Banana Republic, Polo Ralph Lauren, LL Bean and Brooks Brothers.

Hagerstown, Maryland

Built in 1998, the Prime Outlets in located Hagerstown, Maryland (“Prime Outlets Hagerstown”) consist of 485,231 square feet of gross leasable area as of May 31, 2008. Prime Outlets Hagerstown is currently 94.7% occupied with over 100 brand names tenants. The anchor tenants for Prime Outlets Hagerstown include Nike, Banana Republic, Liz Claiborne and Polo Ralph Lauren.

Ellenton, Florida

Built in 1991, the Prime Outlets located in Ellenton, Florida (“Prime Outlets Ellenton”) consist of 476,651 square feet of gross leasable area as of May 31, 2008. With over 130 factory outlet stores, Prime Outlets Ellenton is currently 96.7% occupied. The anchor tenants for Prime Outlets Ellenton include Saks OFF 5th, Polo Ralph Lauren, VF Outlet and Nike. In addition, Prime Outlets Ellenton is currently being expanded to add approximately 125,000 square feet.

Jeffersonville, Ohio

Built in 1993, the Prime Outlets located in Jeffersonville, Ohio (“Prime Outlets Jeffersonville”) consist of 409,811 square feet of gross leasable area as of May 31, 2008. Conveniently located midway between Cincinnati, Columbus and Dayton, Ohio, Prime Outlets Jeffersonville is currently 98.2% occupied. The anchor tenants for Prime Outlets Jeffersonville include Pottery Barn, Brooks Brothers, Nike, Polo Ralph Lauren and Banana Republic.

Pleasant Prairie, Wisconsin

Built in 1988 and expanded in 2006, the Prime Outlets located in Pleasant Prairie, Wisconsin (“Prime Outlets Pleasant Prairie”) consists of 401,585 square feet of gross leasable area as of May 31, 2008. Prime Outlets Pleasant Prairie is currently 95.3% occupied with over 90 brand name stores. The anchor tenants for Prime Outlets Pleasant Prairie include Nike, Liz Claiborne, Bass, Polo Ralph Lauren, Brooks Brothers and Old Navy.

Gaffney, South Carolina

Built in 1992, the Prime Outlets located in Gaffney, South Carolina, (“Prime Outlets Gaffney”) consists of 303,599 square feet of gross leasable area as of May 31, 2008. Located just 45 minutes southwest of Charlotte and just 40 minutes north of Greenville, Prime Outlets Gaffney is currently 96.4% occupied with over 80 brand name stores. The anchor tenants for Prime Outlets Gaffney include Banana Republic, Dress Barn, Nike, Pottery Barn and Ralph Lauren Polo.

Gulfport, Mississippi

Built in 1995 and renovated in 2006, the Prime Outlets located in Gulfport, Mississippi (“Prime Outlets Gulfport”) consists of 302,857 square feet of gross leasable area as of May 31, 2008. Prime Outlets Gulfport is currently 92.8% occupied. The anchor tenants for Prime Outlets Gulfport include Banana Republic, Polo Ralph Lauren, Gap, Bass, Nike and Coach.

Queenstown, Maryland

Built in 1989 and renovated and expanded in 2006, the Prime Outlets located in Queenstown, Maryland (“Prime Outlets Queenstown”) consists of 297,820 square feet of gross leasable area as of May 31, 2008. Prime Outlets Queenstown is currently 94.3% occupied. The anchor tenants for Prime Outlets Queenstown include VF Outlet, Old Navy, Polo Ralph Lauren and L.L. Bean.

Huntley, Illinois

Built in 1994, the Prime Outlets located in Huntley, Illinois (“Prime Outlets Huntley”) consists of 278,759 square feet of gross leasable area as of May 31, 2008. Located on I-90 just 30 minutes west of Chicago's O'Hare International Airport, Prime Outlets Huntley is currently 87.2% occupied. The anchor tenants for Prime Outlets Huntley include Liz Claiborne, Ann Taylor, Gap, Banana Republic and Aeropostale.

Birch Run, Michigan

Built in 1986 and renovated in 2005, the Prime Outlets located in Birch Run, Michigan (“Prime Outlets Birch Run”) consists of 679,664 square feet of gross leasable area as of May 31, 2008. As the largest outlet center in the Midwest, Prime Outlets Birch Run features over 140 brand name stores and is currently 91.4% occupied. The anchor tenants for Prime Outlets Birch Run include VF Outlet, Polo Ralph Lauren, Nike, Liz Claiborne and Pottery Barn.

Calhoun, Georgia

Built in 1990, the Prime Outlets located in Calhoun, Georgia (“Prime Outlets Calhoun”) consists of 253,667 square feet of gross leasable area as of May 31, 2008. Located halfway between Chattanooga and Atlanta, as North Georgia's largest outlet center Prime Outlets Calhoun is currently 94.3% occupied. The anchor tenants for Prime Outlets Calhoun include VF Outlet, Polo Ralph Lauren, Bass, Old Navy and Liz Claiborne.

Lebanon, Tennessee

Built in 1998, the Prime Outlets located in Lebanon, Tennessee (“Prime Outlets Lebanon”) consists of 226,869 square feet of gross leasable area as of May 31, 2008. Located 30 minutes east of downtown Nashville and 20 minutes east of Nashville International Airport, Prime Outlets Lebanon is currently 90.2% occupied. The anchor tenants for Prime Outlets Lebanon include Liz Claiborne, Reebok, Polo Ralph Lauren, Gap, Ann Taylor and Bass.

Lee, Massachusetts

Built in 1996, the Prime Outlets located in Lee, Massachusetts (“Prime Outlets Lee”) consists of 224,526 square feet of gross leasable area as of May 31, 2008. Prime Outlets Lee is conveniently located near several major metropolitan areas, including Albany, New York, Springfield, Massachusetts, Hartford, Connecticut and Boston Massachusetts. Prime Outlets Lee is currently 96.8% occupied. The anchor tenants for Prime Outlets Lee include Dress Barn, Polo Ralph Lauren, Gap and Reebok.

Florida City, Florida

Built in 1994, the Prime Outlets located in Florida City, Florida (“Prime Outlets Florida City”) consist of 207,873 square feet of gross leasable area as of May 31, 2008. Located midway between Miami and Key Largo, Prime Outlets Florida City is currently 92.1% occupied. The anchor tenants for Prime Outlets Florida City include Bealls, Bass, Nike and Levi.

Pismo Beach, California

Built in 1994, the Prime Outlets located in Pismo Beach, California (“Prime Outlets Pismo Beach”) consist of 147,396 square feet of gross leasable area as of May 31, 2008. Prime Outlets Pismo Beach is currently 98.5% occupied. The anchor tenants for Prime Outlets Pismo Beach include Polo Ralph Lauren, Bass, Calvin Klein and Tommy Hilfiger.

Naples, Florida

Built in 1991, the Prime Outlets located in Naples, Florida (“Prime Outlets Naples”) consist of 145,966 square feet of gross leasable area as of May 31, 2008. Seven miles southeast of Naples, Florida and six miles north of Marco Island, Prime Outlets Naples is currently 80.5% occupied with. The anchor tenants for Prime Outlets Naples include Liz Claiborne, Bass and Coach.

Development Properties

In addition, POAC has four development projects in its pipeline, including Grand Prairie (Dallas Metro), Livermore Valley (San Francisco), California, Holley Springs (Atlanta Metro), Georgia and the planned expansion of Prime Outlets Ellenton. The projects are scheduled to be completed in 2010-2012 and will consist of approximately 1.4 square feet.

In exchange for the POAC Interest, the Operating Partnership will issue to AR Prime (i) 275,000 Common Units, valued at the closing at $2,750,000, and 52,250 Series A Preferred Units, with an aggregate liquidation preference of $52,250,000 (this amount will be reduced by the amount of any distributions by POAC to AR Prime between June 26, 2008 and the closing of the POAC Interest pursuant to the AR Prime Contribution Agreement) and (ii) additional Common Units with a value equal to 5% of the Adjustment Amount (defined below), and additional Series A Preferred Units with a liquidation preference equal to 95% of the Adjustment Amount. The “Adjustment Amount” is the amount of interest that would have accrued on a loan in the principal amount of $52,250,000, at an interest rate of 4.6316%, from June 26, 2008 until the closing under the AR Prime Contribution Agreement.

The amount of consideration in exchange for the POAC Interest was negotiated between the parties based on an enterprise value of POAC of $1,420,700,000, net of existing indebtedness of $1,200,700,000.  The enterprise valuation was arrived at based on cap rates for each of the assets, net of debt and reflecting the acquisition of a minority interest of POAC. The POAC Interest is a non-managing interest, with certain consent rights with respect to major decisions. Lightstone Prime, LLC, an affiliate of The Lightstone Group, the Company’s sponsor, is the majority owner and manager of POAC.

The Common Units and the Series A Preferred Units issued to Arbor JRM and Arbor CJ in exchange for the Mill Run Interest, and to be issued to AR Prime in exchange for the POAC Interest, have been and will be offered and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption from registration afforded by Section 4(2) of the Securities Act and/or the Regulation D safe harbor promulgated thereunder.

In connection with the contributions of the Mill Run Interest and the POAC Interest as described above, the Operating Partnership has entered into a First Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of June 26, 2008 (the “Amendment”) pursuant to which the Series A Preferred Units were designated as a new class of limited partnership interests of the Operating Partnership.

The Amendment provides that the Series A Preferred Units will have a preferential distribution rate equal to 4.6316% per annum. If the Operating Partnership does not redeem the Series A Preferred Units on June 26, 2013 (the “Lockout Date”) or within fifteen days thereafter, then (i) the distribution rate will increase to 15% per annum and (ii) the holders of the Series A Preferred Units will be given consent rights with respect to certain actions of the Operating Partnership.

The Amendment also provides, that the Series A Preferred Units, from and after the Lockout Date, may be converted, at the option of the holders of the Series A Preferred Units, in whole or in part, into a number of Common Units obtained by dividing the aggregate Liquidation Preference for the Series A Preferred Units to be converted by the value per share of the common stock of the Company, as determined by a nationally recognized independent valuation firm.

In addition, pursuant to an Exchange Rights Agreement dated as of June 26, 2008 by and among the Company, the Operating Partnership, Arbor JRM and Arbor CJ, Arbor JRM and Arbor CJ will have the right, exercisable (i) on or after one year after the closing of the Company’s offering of common shares or (ii) upon the liquidation of the Operating Partnership or the sale of all or substantially all of the assets of the Operating Partnership, to exchange their Common Units in the Operating Partnership for cash in an amount equal to the value of one share of the Company’s common stock per Common Unit, subject to certain adjustments. Upon the exercise of such right, the Company may elect to satisfy its exchange right obligation with the Company’s common stock instead of cash, subject to the satisfaction of certain conditions, by issuing one share of the Company’s common stock for each Common Unit, subject to certain adjustments.

Prior to the Lockout Date, the Series A Preferred Units are not redeemable by the Operating Partnership or convertible into Common Units by the holders of the Series A Preferred Units. From and after the Lockout Date, the Series A Preferred Units may be redeemed, in whole but not in part, at the option of the Operating Partnership, at a redemption price per Series A Preferred Unit equal to the sum of the liquidation preference for each Series A Preferred Unit plus an amount equal to any accrued and unpaid preferential distributions with respect to each Series A Preferred Unit at the date of such redemption.

Mill Run Loans

In connection with the contribution by Arbor JRM of its portion of the Mill Run Interest, on June 26, 2008 the Company made a loan to Arbor JRM in the principal amount of $17,280,000 (the “JRM Loan”), which JRM Loan is evidenced by a Promissory Note dated June 26, 2008 (the “JRM Note”) made by Arbor JRM in favor of the Company. The JRM Loan is payable semi-annually and shall accrue interest at an annual rate of 4%. The JRM Loan matures on June 26, 2016. The JRM Note contains a provision requiring Arbor JRM to prepay the JRM Loan in full upon the redemption of the Series A Preferred Units by the Operating Partnership. The JRM Loan is secured by a pledge made by Arbor JRM, pursuant to a Pledge Agreement dated as of June 26, 2008 by and between Arbor JRM and the Company, of Arbor JRM’s interest in the Series A Preferred Units and Common Units issued to Arbor JRM in connection with the contribution of the Mill Run Interest.

In connection with the contribution by Arbor CJ of its portion of the Mill Run Interest, on June 26, 2008 the Company made a loan to Arbor CJ in the principal amount of $380,000 (the “CJ Loan”), which CJ Loan is evidenced by a Promissory Note dated June 26, 2008 (the “CJ Note”) made by Arbor CJ in favor of the Company. The CJ Loan is payable semi-annually and shall accrue interest at an annual rate of 4%. The CJ Loan matures on June 26, 2016. The CJ Note contains a provision requiring Arbor CJ to prepay the CJ Loan in full upon the redemption of the Series A Preferred Units by the Operating Partnership. The CJ Loan is secured by a pledge made by Arbor CJ, pursuant to a Pledge Agreement dated as of June 26, 2008 by and between Arbor CJ and the Company, of Arbor CJ’s interest in the Series A Preferred Units and Common Units issued to Arbor CJ in connection with the contribution of the Mill Run Interest.

POAC Loan

In connection with the AR Prime Contribution Agreement, on June 26, 2008 the Company made a loan to AR Prime in the principal amount of $49,500,000 (the “POAC Loan”), which POAC Loan is evidenced by a Promissory Note dated June 26, 2008 (the “POAC Note”) made by AR Prime in favor of the Company. The POAC Loan is payable semi-annually and accrues interest at an annual rate of 4%. The POAC Loan matures on June 26, 2016. In addition to customary events of default and default remedies, the POAC Note contains provisions requiring AR Prime to prepay the POAC Loan (i) in full upon the redemption by the Operating Partnership of the Series A Preferred Units to be issued to AR Prime in connection with the closing of the AR Prime Contribution Agreement and (ii) in part, with the proceeds of any distribution received by AR Prime from POAC prior to the closing of the AR Prime Contribution Agreement. The POAC Loan is secured by a pledge made by AR Prime, pursuant to a Pledge Agreement dated as of June 26, 2008 by and between AR Prime and the Company, of AR Prime’s interest in the POAC Interest. Upon the closing of the AR Prime Contribution Agreement, the Common Units and the Series A Preferred Units issued to AR Prime will replace the POAC Units as the security for the POAC Loan. Also, upon the closing of the AR Prime Contribution Agreement, the Company will make an additional loan to AR Prime, on the same terms and conditions as the POAC Loan, in the principal amount equal to 90% of the Adjustment Amount.

Tax Protection Agreement

In connection with the contribution of the Mill Run Interest and the POAC Interest, the Operating Partnership entered into Tax Protection Agreements with each of Arbor JRM, Arbor CJ and AR Prime (collectively, the “Contributors”), each dated as of June 26, 2008. Under these Tax Protection Agreements, the Operating Partnership is required to indemnify each of Arbor JRM and Arbor CJ with respect to the Mill Run Properties, and AR Prime, with respect to the POAC Properties, for a period of five years from June 26, 2008 for, among other things, certain income tax liability that would result from the income or gain which Arbor JRM and Arbor CJ, on the one hand, or AR Prime, on the other hand, would recognize upon the Operating Partnership’s failure to maintain the current level of debt encumbering the Mill Run Properties or the POAC Properties, respectively, or the sale or other disposition by the Operating Partnership of the Mill Run Properties, the Mill Run Interest, the POAC Properties, or the POAC Interest (each, an “Indemnifiable Event”). Under the terms of the Tax Protection Agreements, the Operating Partnership is indemnifying the Contributors for certain income tax liabilities based on income or gain which the Contributors are deemed to be required to include in their gross income for federal or state income tax purposes (assuming the Contributors are subject to tax at the highest regional, federal, state and local tax rates imposed on individuals residing in New York City) as a result of an Indemnifiable Event. This indemnity covers income taxes, interest and penalties and is required to be made on a "grossed up" basis that effectively results in the Contributors receiving the indemnity payment on a net, after-tax basis. The amount of the potential tax indemnity to the Contributors under the Tax Protection Agreements, including a gross-up for taxes on any such payment, using current tax rates, is estimated to be approximately $11,600,000, $241,000, and $59,000,000 to each of Arbor JRM, Arbor CJ and AR Prime, respectively.

Each Tax Protection Agreement imposes certain restrictions upon the Operating Partnership relating to transactions involving the Mill Run Properties and the POAC Properties which could result in taxable income or gain to the Contributors. The Operating Partnership may not dispose or transfer any Mill Run Property or any POAC Property without first proving that the Operating Partnership possesses the requisite liquidity, including the proceeds from any such transaction, to make any payments that would come due pursuant to the Tax Protection Agreement. However, the Operating Partnership may take the following actions: (i) (A) as to the POAC Properties, commencing with the period one year following the date of the Tax Protection Agreement, or as may be extended if the contribution of the POAC Interest does not occur by February 26, 2009, the Operating Partnership can sell on an annual basis part or all of any of the POAC Properties with an aggregate value of ten percent (10%) or less of the total value of the POAC Properties as of the date of contribution (and any amounts of the ten percent (10%) value not sold can be applied to sales in future years); and (B) as to the Mill Run Properties either the same ten percent (10%) test as set forth above in (i)(A) with respect to the Mill Run Properties or the sale of the property known by Design Outlet Center; and (ii) the Operating Partnership can enter into a non-recognition transaction with either the consent of the Contributors or an opinion from an independent law or accounting firm stating that it is “more likely than not” that the transaction will not give rise to current taxable income or gain.

Item 2.01	Completion of Acquisition or Disposition of Assets

For a description of the assets acquired by the Operating Partnership on June 26, 2008, please see Item 1.01 of this Form 8-K.

Arbor Realty Trust, Inc. (“Arbor REIT”), an affiliate of Arbor JRM, Arbor CJ and AR Prime, made a preferred equity investment in connection with the acquisition by affiliates of The Lightstone Group of the Extended Stay Hotel chain in June 2007 for approximately $8.27 billion. Arbor REIT contributed $210 million of the approximate $627.9 million of equity in the Extended Stay Hotel acquisition. In addition, affiliates of the Lightstone Group LLC and Arbor have in the past and may in the future co-invest in transactions and/or enter into other real estate acquisition or financing transactions.

Item 3.02	Unregistered Sales of Equity Securities

Please see Item 1.01 above regarding the Common Units and the Series A Preferred Units that (ii) have been issued to Arbor in connection with the contribution of the Mill Run Interest and (ii) will be issued to AR Prime in connection with the closing of the AR Prime Contribution Agreement.

Item 9.01	Financial Statements and Exhibits

(a) and (b) Financial Statements and Pro Forma Financial Information.

The financial statements that may be required by this item are not being filed herewith. To the extent financial statements are required by this item, such financial statements will be filed with the Securities and Exchange Commission by amendment to this Form 8-K no later than 71 days after the date on which this Form 8-K is required to be filed. The financial statements required to be filed in connection with the closing of the acquisition of the POAC Interest will be filed no later than 71 days after such closing.

(c) Shell Company.

Not applicable.

(d) Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

Date: June 27, 2008	By:	/s/ Jenniffer Collins
Jenniffer Collins Interim Chief Financial Officer and Treasurer